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                                                                   Exhibit 10.46

                                Promissory Note


December 30, 1999                                                    $1,000,000
                                                                    Stamford, CT

FOR VALUE RECEIVED, Synapse Group, Inc. ("Maker") hereby promises to pay to the order of Michael Loeb ("Lender"), or his successors or assigns, the principal amount of $1,000,000 as hereafter provided. The loan is payable on demand. The interest rate is 10% per annum.

1. Payment.
   -------

Payment will be made in full, including interest upon demand. Any default in the payments due hereunder, which continues for more than 30 days, shall constitute an Event of Default, as defined herein below.

2. Events of Default.
   -----------------

If any of the following events shall occur, hereinafter individually referred to as an event of default, the entire unpaid principal and accrued interest thereon shall immediately become due and payable:

     (a) Default in the making of any payment due under this Note when it become due and payable and continuance of such default for a period of 30 days: or

     (b)  Bankruptcy proceeding on behalf of Maker

3. Acceleration on Default.
   -----------------------

Maker and any endorser or guarantor of the obligation agree that upon the occurrence of an Event of Default, this Note shall become due and payable without notice, presentment, or demand of payment.

4. Non Waiver.
   ----------

No delay or failure on the part of Lender to exercise any power or right hereunder shall operate as a waiver and such rights and powers shall be deemed continuous, nor shall a partial exercise preclude full exercise; and no right or remedy of Lender shall be deemed abridged or modified by any course of conduct and no waiver thereof shall be predicated thereon, nor shall failure to exercise any such power or right subject Lender to any liability.
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5. Waiver.
   ------

Except as set forth herein above, Maker waives presentment, demand for payment, notice of dishonor, and all other notices and demands in connection with the delivery, acceptance, performance, default, or endorsement of this Note.

6. Jurisdiction.
   ------------

Lender and Maker hereby agree to submit themselves to the jurisdiction of the State and Federal courts of the State of Connecticut, and each agrees to submit itself to service of process with respect to such courts in connection with any lawsuit arising under this Note or the transactions contemplated or described hereunder.

7. Costs of Collection.
   -------------------

Should the indebtedness represented by this Note or any part thereof be placed in the hands of attorneys for collection after an Event of Default, as defined herein, Maker agrees to pay the principal, premium, if any, and interest due and payable hereon, and all costs of collecting this Note, including reasonable attorneys fees and expenses.

8. Applicable Law.
   --------------

This Note shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to principles of conflicts of law.


/s/ Jonathan A. Siegel
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By:  NewSub Services, Inc.


/s/ Monika Heilbut
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Witness

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